Exhibit 10.4
2016 Annual Base Salaries

Executive Officer	Prior Base Salary	2016 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$542,540	$558,846
Michael D. Abney, Jr. Senior Vice President, Distribution	$325,000	$334,780
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$345,050	$362,759
Werner Kroll Senior Vice President, Research and Development	$339,900	$350,127
Edward K. Russell Senior Vice President, Global Commercial Operations	$360,000	$362,708
Randall J. Steward Chief Financial Officer	$345,050	$365,058
John D. Tamerius Senior Vice President, Strategic and External Affairs	$314,150	$323,605